Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report October 30, 1998
                (Date of earliest event reported)



                     CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



  Delaware                     1-9874               94-2213782
(State of other          (Commission File          (IRS Employer
 jurisdiction of               Number)          Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,     Omaha, NE        68131
      (Address of principal executive offices)         Zip Code


Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)
Item 5.  Other Events

      In separate meetings held on October 30, 1998, shareholders of CalEnergy Company, Inc. and MidAmerican Energy Holdings Company approved the proposed merger of the companies. At the CalEnergy meeting, shareholders approved the reincorporation of CalEnergy as an Iowa Corporation, effectively voting in favor of the proposed merger. As a result of the reincorporation and the merger, MidAmerican will become a wholly owned subsidiary of CalEnergy and following its reincorporation in Iowa, CalEnergy will be renamed MidAmerican Energy Holdings Company and will retain MidAmerican's corporate headquarters in Des Moines, Iowa.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities
Litigation  Reform Act of 1995 ("Reform Act").   Such  statements
are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant and MidAmerican Energy Holdings Company and the combined company, the intended financing of the merger and receipt of regulatory approvals. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such
expectations,   including  development   uncertainty,   operating
uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to
domestic   and  international  (and  in  particular,  Indonesian)
economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated
herein  by  reference, for a description of  such  factors.   The
Company assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Joint Press Release dated October 30, 1998



                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CalEnergy Company, Inc.




                                By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: October 30, 1998

                            EXHIBIT 1

FOR IMMEDIATE RELEASE

 CalEnergy and MidAmerican Shareholders Approve Proposed Merger

     OMAHA, NEBRASKA and DES MOINES, IOWA, October 30, 1998 ---
In separate meetings held today, shareholders of CalEnergy
Company, Inc. ("CalEnergy"  NYSE: CE; PCX and LSE) and
MidAmerican Energy Holdings Company ("MidAmerican" NYSE: MEC) approved the proposed merger of the companies.

     At the CalEnergy meeting in Omaha, Nebraska, shareholders approved the reincorporation of CalEnergy as an Iowa corporation, effectively voting in favor of the proposed merger. The reincorporation is necessary in order to accomplish the merger. In Des Moines, Iowa, MidAmerican shareholders approved the proposed merger. As a result of the reincorporation and the merger, MidAmerican will become a wholly owned subsidiary of CalEnergy and following its reincorporation in Iowa, CalEnergy will be renamed MidAmerican Energy Holdings Company and will retain MidAmerican's corporate headquarters in Des Moines, Iowa.

     Current CalEnergy shareholders will automatically own shares in the combined company.
Of the CalEnergy shareholder votes cast, over 99% were in favor of the merger.

     At the MidAmerican meeting in Des Moines, Iowa, shareholders approved the merger of MidAmerican with CalEnergy, whereby MidAmerican will become a subsidiary of the new company. MidAmerican shareholders will be entitled to receive $27.15 in cash for each share of MidAmerican stock they own at the close of the merger. Of the MidAmerican shareholder votes cast, over 90% were in favor of the merger. A majority of the outstanding shares of each company were required to be voted in favor of the merger.

     Commenting on today's vote, David L. Sokol, Chairman and Chief Executive Officer of CalEnergy and the new company, stated:
"Our shareholders recognize the significant value of this merger to our future growth and earnings. This vote is an important step toward completion of the merger and we look forward to obtaining the remaining regulatory approvals necessary to finalize the merger."

     Stanley J. Bright, current President, Chairman and Chief Executive Officer of MidAmerican and Vice Chairman of the Board of the new company and member of its Executive Committee, added:
"In addition to a significant increase in shareholder value, we believe the merger will be a great enhancement for the economies
and communities of the Midwest.   We appreciate the loyalty and
support of our shareholders over the years. At the same time, we are excited about becoming part of a dynamic global energy company."

                             -more-

CalEnergy/MidAmerican
October 30, 1998
Page -2-


     On October 13, 1998, the companies announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired and that federal antitrust clearance had been obtained. The proposed merger, first announced on August 12, 1998, remains subject to approval from the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Iowa Utilities Board. The proposed merger is expected to close during the first quarter of 1999.

     The new company is expected to have total assets of approximately $13 billion, total annual revenues of more than $5 billion and will serve over 3.3 million retail customers. Once the merger is approved, the company's new board will include four of MidAmerican's current directors: Stanley J. Bright, Chairman, President and CEO of MidAmerican; Frank Cottrell, Senior Vice President, General Counsel and Secretary of Deere & Company; Jack
W. Eugster, Chairman, President and CEO of The Musicland Group, Inc.; and Robert L. Peterson, Chairman, President and CEO of IBP, Inc.

     CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. Through its U.K. subsidiary, CalEnergy supplies and distributes electricity and gas to approximately 2.0 million customers in the United Kingdom. CalEnergy produces and develops energy from diversified fuel sources including geothermal, natural gas and hydroelectric. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,200 people worldwide. In the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion. CalEnergy's headquarters are currently based in Omaha, Nebraska. Information about CalEnergy is available on the Internet at www.calenergy.com.

     MidAmerican, Iowa's largest energy company, provides electric service to 648,000 customers and natural gas service to 619,000 customers in Iowa, Illinois, Nebraska and South Dakota. Company headquarters are in Des Moines, Iowa. In the year ended December 31, 1997, MidAmerican generated revenues of over $1.9 billion and had assets of approximately $4.3 billion. Information about MidAmerican is available on the Internet at www.midamerican.com.

Press Contacts:

MidAmerican Energy Holdings Company
 Kevin Waetke, Manager, Media Relations            (515) 281-2785
 Jene Spurgin, Manager, Investor Relations         (515) 281-2204

CalEnergy Company, Inc.
 Patti McAtee, Director, Corporate Communications  (402) 231-1519
 Craig Allen, Manager, Investor Relations          (402) 231-1673
 Diana Nelson, Brunswick                           (212) 333-3810

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